Exhibit 99.1
Red Cat Holdings Announces Preliminary Revenue Results for the Fourth Quarter and Full Year 2025
SALT LAKE CITY, Utah, Jan. 13, 2026 (GLOBE NEWSWIRE) – Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat” or the “Company”), a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security, today announced preliminary unaudited revenue results for its fourth quarter and full year ended December 31, 2025.
•Based on preliminary, unaudited financial data, fourth quarter 2025 revenue is expected to be between $24.0 million and $26.5 million, representing an approximate 1,842% increase compared to the $1.3 million reported in the fourth quarter of 2024.
•Based on preliminary, unaudited financial data, full year 2025 revenue is expected to be between $38.0 million and $41.0 million, representing an approximate 153% increase compared to the $15.6 million reported for the full year 2024.

“These preliminary unaudited results for the fourth quarter and full year 2025 reflect strong execution across the business. This outperformance was driven by robust demand from defense and government customers, expanding program wins, and our ability to rapidly scale production to meet mission-critical requirements,” said Jeff Thompson, CEO of Red Cat. “As we look ahead into 2026, we see continued growth, supported by an increased pipeline, improving operating leverage, and our expanding role as a trusted provider of next-generation unmanned systems.”

The Company’s preliminary unaudited fourth quarter and full year 2025 revenue results are based on current expectations and may be adjusted as a result of, among other things, completion of annual audit procedures. This financial information does not represent a comprehensive statement of the Company’s financial results for the fourth quarter or full year 2025 and remains subject to the completion of financial closing procedures and internal reviews.

About Red Cat Holdings, Inc.
Red Cat (Nasdaq: RCAT) is a U.S.-based provider of advanced all-domain drone and robotic solutions for defense and national security. Through its wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat develops American-made hardware and software that support military, government, and public safety operations across air, land, and sea. Its Family of Systems, led by Black Widow™, delivers unmatched tactical capabilities in small, unmanned aircraft systems (sUAS). Expanding into the maritime domain through Blue Ops, Inc., Red Cat is also innovating in uncrewed surface vessels (USVs), delivering integrated platforms designed to enhance safety and multi-domain mission effectiveness. Learn more at www.redcat.red.
Safe Harbor Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. The preliminary financial results, and all other statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will" "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. These risks and uncertainties include, but are not limited to, risks related to the finalization of financial results for the fourth quarter and year ended December 31, 2025. As a result, the preliminary financial results contained in this press release may materially differ from the actual results that will be reflected in the consolidated financial statements for the fiscal year 2025 when they are completed and publicly disclosed. Forward-looking statements are based on Red Cat Holdings, Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the Company’s periodic reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.
Investor Contact:
Ankit Hira
Solebury Strategic Communications for Red Cat Holdings, Inc.
E-mail: RCAT@soleburystrat.com

Media Contact:
Peter Moran
Phone: (347) 880-2895
Email: peter@indicatemedia.com